LICENSING AND PUBLISHING AGREEMENT

        This LICENSING AND PUBLISHING AGREEMENT (this "Agreement") is entered into as of November 1, 2004 (the "Effective Date"), by and between BUENA VISTA GAMES, INC., a California corporation ("BVG"), and TIGER TELEMATICS, INC., a Delaware corporation ("Tiger").

                                    RECITALS

        A. Tiger owns and controls a proprietary interactive platform known as "Gizmondo" and desires to license the right to develop and exploit one (1) software product incorporating certain BVG Properties for the Gizmondo platform.

        B. Within the territories and during the term defined herein, BVG is willing to grant to Tiger certain limited rights to develop, manufacture, distribute and sell, and/or cause the development, manufacture, distribution and sale of, one (1) software product incorporating certain BVG Properties, to be operable on the Gizmondo platform as more particularly set forth in this Agreement.

        C. Capitalized terms used herein shall be defined in Exhibit A.

                                   AGREEMENT

        THEREFORE, in consideration of the premises, agreements, covenants, representations and warranties herein contained, and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, BVG and Tiger agree as follows:

1.      TERM/INITIAL RELEASE DATES.

        1.1. Term. The term of this Agreement shall be three (3) years. Accordingly, the rights granted to Tiger in this Agreement shall commence on the November 1, 2004 and shall terminate on October 31, 2007 (the "Term").

        1.2. Sell-Off Period. In the event that the Term of this Agreement expires solely due to the passage of time and Tiger has fully complied with the terms and conditions hereunder, if Tiger has any remaining Units in inventory, Tiger shall thereupon have the non-exclusive right for a limited period of three
(3) months From such expiration date to sell-off any such existing Units, subject to the terms of this Agreement.

2.      DEVELOPMENT.

        2.1. Design Consultation. BVG and Tiger shall meet and mutually approve the creative strategy for the Title prior to development and release. Approved concepts for the Title shall be incorporated into the Design Specifications for the Title, and the Design Specifications shall be incorporated into this Agreement and attached hereto as Exhibit B.

        2.2. Development by Tiger. Tiger shall be solely responsible for the programming and development of each Title. Such development shall be completed and delivered in accordance with the Milestone Schedule to he mutually agreed upon by the parties and attached hereto as Exhibit C and the Design Specifications for each Title. In the event that Tiger desires to engage a third party developer to develop the Title, BVG shall have the right to approve the developer in advance in writing and to approve the terms and conditions of Tiger's agreement with the developer in its sole discretion. Tiger shall be responsible for all development costs associated with the Title and all documentation therefor, including without limitation, the costs of any fees payable for licensing rights or acquiring services or materials in connection with the Title. At

BVG's option, BVG may, but shall not be required to, deliver certain assets related to the BVG Properties to be used for reference.

        2.3. Employees/Independent Contractors. Tiger shall not engage any individual (other than any of its regular full-time employees) or entity to perform any obligations of Tiger hereunder, nor shall Tiger acquire any rights that pertain to the Title from any third party, without the prior written consent of BVG. In the event that BVG does consent to any such engagement, Tiger must enter into an agreement with such third party in a form that has been approved in advance by BVG in writing.

        2.4. Quality Assurance Testing. Tiger shall be responsible for all quality assurance, functionality and compatibility testing required prior to the release of any Title to ensure that all Units of the Title developed by or on behalf of Tiger hereunder and/or manufactured by or on behalf of Tiger shall conform with all Documentation, the Design Specifications and shall be compatible with the Target Platform. BVG may, but shall have no obligation to, perform its own quality assurance, functionality and compatibility testing. To the extent that BVG shares the results of its testing with Tiger, such results shall be provided as a courtesy only, and Tiger shall not rely upon such results in lieu of Tiger's own testing. Tiger agrees to provide Target Platform hardware and periodic builds of the Title to enable BVG to perform such testing.

        2.5. Time of the Essence. Time is of the essence with respect to development and release of the Title in accordance with the Milestone Schedule.

        2.6. In-Game Sponsorship. In no event shall the Title incorporate in-game sponsorship without the express written approval of BVG.

3.      PUBLISHING AND DISTRIBUTION BY TIGER.

        3.1. Right to Use BVG Properties. In the Territory during the Term, BVG hereby grants to Tiger a limited, non-exclusive, non-transferable license to use and reproduce the BVG Properties identified in the approved Design Specifications in connection with each Title in accordance with the terms and conditions of this Agreement. Except as otherwise expressly set forth herein, nothing in this Agreement, nor the exercise of any rights granted Tiger hereunder, conveys to Tiger, and Tiger shall not have or acquire, and shall not purport to have or acquire, any right to use the BVG Properties in any manner except as expressly set forth in this Agreement. BVG hereby reserves all rights not specifically and expressly granted by BVG to Tiger hereunder. Tiger shall be responsible for all costs and expenses in connection with the distribution by or on behalf of Tiger of Units of the Title hereunder.

        3.2. Tiger's Publishing and Distribution Rights. BVG hereby grants to Tiger, and Tiger hereby accepts and agrees to exercise, the right to distribute Units of the Title for the Target Platform throughout the Territory during the Term. Such right includes Tiger's right to distribute physical Units of the Title directly to End Users, and Tiger's right to sell through Distributors who sell physical Units of the Title to retailers and End Users. The right to distribute includes the right to market, sell, display, advertise and otherwise promote the Title in accordance with and subject to the terms and conditions of this Agreement.

        3.3. Retail Distribution Only. The rights granted to Tiger hereunder, include only the right to distribute individually packaged retail Units of the Title to traditional retailers and to retailers who solicit retail sales on the Internet. Without BVG's prior written consent in each instance. Tiger shall not have the right to distribute Units of the Title or any new or existing elements of the Title, (a) as part of a "bundle" (i.e.. distributed as part of a package with any other thing of value): (b) via electronic distribution, whereby End Users obtain a copy of a Title by downloading the same from the Internet, thereby supplanting the purchase of a packaged or tangible Unit: or (c) via broadband service providers whereby End Users are permitted to access a Title without first having purchased a retail Unit of the Title. Notwithstanding subsection (a) of the foregoing clause, in the event that Tiger desires to bundle the Title with the Target Platform hardware or with any other thing of


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

value, Tiger shall present a proposal to BVG in regards thereto, and Tiger and BVG shall meet to discuss the proposal in good faith, provided that BVG shall have no obligation to consent to any bundling arrangement.

        3.4. No Sale Outside of Territory. Tiger shall not, directly or indirectly, export, or cause or permit the export of, Units of the Title outside the Territory during the Term. Tiger is expressly prohibited from soliciting sales for Units of the Title outside the Territory. Tiger agrees that it will not distribute any Unit of the Title to any party under circumstances where Tiger knows, or in the exercise of prudent business judgment should know, that such activity ultimately will result in the exporting of such Unit outside of the Territory.

        3.5. Third Party Distributors. Tiger shall not use any Distributor that has not been approved in advance by BVG.

        3.6. No Merchandising Rights. Nothing in this Agreement nor the exercise of any rights granted to Tiger hereunder conveys to Tiger any rights to exploit any merchandise in connection with, or based on, any BVG Property or any Title.

        3.7. No Music Rights. The license granted to Tiger herein does not include any rights to use music owned or licensed by BVG, its music publishing affiliate, or any third party in the Title or in any marketing, advertising or promotional efforts, which rights are specifically not contemplated by this Agreement. BVG makes no representations and provides no assurances that such rights, if sought for any BVG affiliate or third party, will be granted.

4.      REVIEW AND APPROVAL PROCESS.

        4.1. Title Approval. BVG shall have final approval over all content and elements of the Title developed by Tiger hereunder (including, but not limited to, all creative aspects thereof and all text, graphics, artwork, designs, gameplay, music, banners, screens and characters) and Tiger shall consult with BVG upon BVG's request throughout the development of the Title. BVG shall review from time to time Tiger's implementation of the Design Specifications for the Title (including, without limitation, at the delivery of each Milestone) and BVG shall have the right of final approval thereof, which approval may be granted or withheld in BVG's sole discretion. Tiger recognizes that BVG will exercise its discretion hereunder in all instances to maintain BVG's high standards and good image and reputation. Tiger shall submit to BVG a copy of each build of each Title after the approved Alpha Milestone to permit BVG to conduct its own it tests to ensure that such build conforms to the Design Specifications therefor. BVG shall use good faith efforts to provide Tiger in a timely fashion with either: (a) written approval (i.e., acceptance) of the Milestone; or (b) a written list of changes that must be made before BVG will approve Such Milestone. BVG's failure to provide any such written approval or written list of changes will be deemed BVG's disapproval.

        4.2. Disapproved Milestone. If BVG, in its sole discretion at any time during the development process, determines that any Milestone is unsuitable for the purposes intended, upon BVG's request, Tiger shall redesign the affected Milestone to BVG's satisfaction. If Tiger is unwilling or unable to redesign such Milestone in accordance with the deadlines set forth in the Milestone Schedule or as otherwise mutually agreed upon by the parties, BVG may, in its discretion, terminate this Agreement with respect to either the particular Version of the Title or all Versions of the Title.

        4.3. On-Site Review/Work Product Review. BVG shall have the right, at its expense, to send BVG personnel to Tiger's place of business upon reasonable notice during normal business hours for review and consultation with respect to the development of the Title.

5. DEVELOPMENT LIAISONS. All discussions involving the Design Specifications for the Title shall be conducted by the development liaison appointed by each party, or their designees, and any agreement on changes to the Design Specifications shall be documented in writing, with such development liaisons, or their


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

designees,  as Joint signatories.  In addition Tiger and BVG shall designate one
(1) employee each who shall act as primary points of contact between Tiger and BVG with respect to the administration of the Agreement. Such employees shall be generally available to each other on a priority basis.

6.      CONSIDERATION.

        6.1. Royalties Payable by Tiger for Sale of Units of the Title. In consideration for the rights granted by BVG hereunder, Tiger shall pay BVG the royalties set forth below with respect to sales of Units of each Title distributed by or on behalf of Tiger ("Royalties").

                (a) Royalties. With respect to the Title, Tiger shall pay Disney the following Royalties as a percentage of Tiger's Net Receipts derived from such sales:

------------------------------  ------------------------------------------------
       Number of Units Sold                        Royalty Rate
------------------------------  ------------------------------------------------
         0-250,000 Units            Ten percent (10%) of Tiger's Net Receipts
------------------------------  ------------------------------------------------
      250,000 Units and Over     Twelve Percent of (12%) of Tiger's Net Receipts
------------------------------  ------------------------------------------------

                (b) Net Receipts. For purposes of this Agreement, "Net Receipts" shall be defined as one hundred percent (100%) of wholesale receipts received by or credited to Tiger from the exploitation of the Title, less only actual, reasonable returns, customary price protection allowances, and customary discounts and credits, provided that such discounts and credits collectively for any Unit shall not exceed five percent (5%) of the wholesale receipts attributable to such Unit.

        6.2. Guarantees Payable by Tiger for Units. As a nonrefundable advance guarantee against the Royalties due pursuant to Section 6.1, Tiger shall pay to BVG the amount of One Hundred Thousand Dollars ($100,000.00) (the "Guarantee") as follows: Twenty-Five Thousand Dollars ($25,000.00) shall be paid immediately following of the execution of this Agreement (in no event later than thirty (30) calendar days thereafter), Twenty-Five Thousand Dollars ($25,000.00) shall he paid on or before December 31, 2004: Twenty-Five Thousand Dollars ($25,000.00) shall he paid on or before December 31, 2005; and Twenty-Five Thousand Dollars ($25,000.00) shall be paid on or before December 31, 2006. Tiger's obligation to pay the Guarantee shall be deemed accrued upon the execution of this Agreement, shall he irrevocable and absolute, and no termination of this Agreement shall discharge or release Tiger from such obligation, which shall survive any such termination until indefeasibly paid in full.

        6.3 Accrual/Quarterly Reports. Royalties payable to BVG by Tiger shall be deemed to accrue upon the shipment of each Unit to a Distributor or an End User. Royalty payments shall be due and payable to BVG within thirty (30) days after the end of each calendar quarter of the Term in which any Unit is shipped. Each payment shall be accompanied by a report detailing the manufacture, sales and shipments of Units of each Title during the immediately preceding calendar quarter and cumulative for the Term to date. Such report shall set out all figures by Title, Platform and by country of the Territory. Such reports from Tiger shall also indicate the amount (if any) of Royalties due and payable to BVG.

        6.4 POS Reports. Tiger hereby grants permission to BVG to receive, review and use Retailers' point-of-sale ("POS") information concerning Tiger's sales of Units to such Retailers. Such POS information may include retail sales, inventory and order information regarding Tiger's sales of Units to Retailers.

        6.5 Audits. Tiger agrees to keep and preserve, for at least three (3) years after the Termination Date, accurate records of its transactions relating to this Agreement, in order to substantiate any royalty payments due to BVG. BVG's internal auditing department or its designated representative shall have the right

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

to examine and make extracts of all such records, including all build and ship records, invoices and other records that relate to the manufacture and shipment of Units of the Title concerned, at any time during Tiger's normal business hours and upon reasonable prior notice to Tiger. In addition, if in an audit of Tiger's records it is determined that there is a shortfall of five percent (5%) or more in Royalty payments, Tiger shall reimburse BVG for its reasonable out-of-pocket costs of the audit, including, without limitation, the costs of BVG's own employee auditors, for actual working time and for travel time during normal working hours.

        6.6 Interest. If Tiger fails to pay BVG all Royalties due to BVG as set forth in a respective quarterly report, Tiger shall pay interest to BVG at the rate of fifteen percent (15%) per annum (or the maximum rate permitted by law) from the date due on any unpaid amount.

        6.7 Reserve for Returns. Tiger shall be entitled to retain a reserve against anticipated returns not to exceed ten percent (10%) of the Royalties due in any particular payment period, as such Royalties are reflected in the quarterly Royalty statement for the applicable payment period, provided that such reserve shall be reconciled and liquidated every three (3) months, concurrently with each quarterly Royalty statement, and provided further that, Tiger may not retain a reserve for returns during the Sell-0ff Period.

7.      PAYMENT FORMS/PRICES.

        7.1. Payment Forms. All payments due hereunder may he made by company check or wire transfer only. All payments shall be made in U.S. Dollars only, less any required withholding tax.

        7.2. Tiger to Determine Its Own Prices. Tiger is free to determine its own prices for Units unilaterally. Although BVG may suggest wholesale or retail prices for the Title, such prices are suggestions only and Tiger shall be entirely free to determine the actual prices at which Units are to be sold to its customers. Each party understands that neither BVG nor any employee or representative of may give any special treatment (favorable or unfavorable) to Tiger as a result of its selection of prices. No employee or representative of BVG nor anyone else associated or affiliated with BVG has any authority to tell Tiger what its prices for Units must be or to inhibit in any way Tiger's pricing discretion with respect to Units.

        7.3. Taxes. Tiger shall be responsible for the payment of all taxes including, but not limited to, sales and consumption taxes, arising from the creation and exploitation of the Title during the Term.

8.      MANUFACTURING AND PACKAGING

        8.1. Tiger's Manufacturing Rights. BVG grants to Tiger the right to manufacture and package (or to cause the manufacture and/or packaging of) Units for the Target Platform, and all related Title Materials, Promotional Materials and Documentation solely for distribution in the Territory during the Term, in accordance with the terms and conditions of this Agreement. Each copy of a Unit shall be packaged individually. All costs in connection with such manufacturing and packaging shall be borne by Tiger. Tiger shall not engage any "Manufacturers" (i.e., any of Tiger's third party manufacturers and suppliers and their sub-manufacturers and suppliers which reproduce, use and/or assemble Units, Documentation, Title Materials, Promotional Materials and/or any other materials licensed by to Tiger under this Agreement) without BVG's prior written consent, which shall be granted or withheld in BVG's sole discretion. Tiger agrees to require each Manufacturer to execute BVG's Subcontractor's Agreement attached hereto as Exhibit F prior to manufacturing any Units. Furthermore, Tiger's engagement of any such Manufacturer(s) shall be subject to the terms and conditions of Section I2 hereof. Tiger shall provide BVG the accurate name and complete address of any engaged Manufacturers and identify the Title, Title Materials, Promotional Materials, components, or related items, using the Facility and Merchandise Authorization (FAMA) form, attached hereto as Exhibit E.

        8.2. No Right to Reproduce or Modify. Nothing in this Agreement shall be construed as giving Tiger any right to, and Tiger agrees that shall not, and shall not permit or assit any affiliate of Tiger, or any other third party to, manufacture, modify or adapt all or any part of any Title for any Platform other than the Target Platform or otherwise make copies of all or any part of any Title onto any media, except as may be expressly and clearly permitted by this Agreement.

        8.3. Unit/Title Materials/Packaging, Approvals. Before packaging Units, Tiger shall submit all Title Materials for such Units to BVG for its written approval prior to any use thereof. Artistic control over all aspects of Title Materials and of BVG Properties shall at all times reside exclusively with BVG and BVG's approval or disapproval thereof shall lie in BVG's sole discretion. BVG's failure to provide any such written approval or written list of changes will be deemed BVG's disapproval. Any Title Materials or Units not so approved by BVG in writing shall be deemed unlicensed, shall not be distributed and shall, unless otherwise agreed by BVG in writing, be destroyed by Tiger. No modification of approved Title Materials or Units shall be made without BVG's further prior written approval in accordance with the provisions of this Section.

9.      MARKETING EFFORTS.

        9.1. Marketing Plan/Marketing Commitment. Tiger shall use its best efforts to aggressively doing so, shall ensure that its marketing and advertising efforts are in good taste and will be no less extensive in scope, depth, and quality as any of Tiger's other "top-tier" titles for the Target Platform . In connection with such marketing effort, Tiger shall propose for BVG's review and approval a marketing plan for the Title. Such marketing plan shall be completed and delivered to BVG on or before December 1, 2004. Such marketing plan shall include a target marketing spend of at least Two Hundred Fifty Thousand Dollars ($250,000.00) during the Term to be used exclusively by Tiger in the promotion of the Title (the "Marketing Commitment"). Unless otherwise agreed by the parties in the marketing plan, Tiger's marketing and advertising efforts shall include, without limitation, public relations, point-of-sale advertising and demonstrations, in-box promotions and print media and television advertising in the Territory during the Term. Tiger shall consult regularly during the Term with BVG's marketing department to coordinate all marketing objectives and strategy. BVG shall have the right (exercisable in BVG's sole discretion) to prohibit Tiger from advertising the Title in particular media for reasons of overexposure of the BVG Properties.

        9.2. Marketing Practices. Tiger shall (a) conduct business in a manner that reflects favorably at all times on the Title and the good name, goodwill and reputation of BVG; (b) avoid deceptive, misleading or unethical practices that are or might be detrimental to BVG, the Title or the public, including, but not limited to, disparagement of BVG or the Title; (c) make no false or misleading representations with regard to BVG or the Title; (d) not publish or employ or cooperate in the publication or employment of any misleading or deceptive advertising material; (e) make no representations, warranties or guaranties to anyone with respect to the specifications, features or capabilities of the Title that are inconsistent with any literature distributed by BVG, including all warranties and disclaimers contained therein; (f) not engage in illegal or deceptive trade practices such as bait and switch technique, or any other practices proscribed hereunder; and (g) ensure that online and direct mail marketing is consistent with Tiger's and BVG's current privacy policies and with applicable laws regarding online content and access, including but not limited to the Children's Online Privacy Protection Act.

        9.3. Publicity. BVG shall have the right, but not the obligation, to use, publish and permit others to use and publish, the name, likeness, voice, biographical material, or any reproduction thereof of Tiger and any personnel supplied by Tiger in connection with the Title.

10. PROMOTIONAL RIGHTS.

        10.1. Promotional Materials. BVG hereby grants to Tiger a non-exclusive license to reproduce the BVG Properties appearing in the Title solely for use within the Territory during the Term in or on catalogues, advertising and promotional materials (all such catalogues, advertising and promotional materials incorporating BVG Properties shall be referred to collectively herein as the "Promotional Materials") for the Units; provided however, that Tiger shall submit the Promotional Materials to BVG for its written approval prior to any use thereof. Tiger shall provide BVG with copies of Promotional Materials in the language in which Tiger proposes to use such promotional Materials. BVG's approval or disapproval shall lie in BVG's sole discretion, and the use of unapproved Promotional Materials is strictly prohibited and shall constitute a material breach of this Agreement. BVG shall endeavor to provide its approvals or disapprovals hereunder reasonably promptly, provided that all Promotional Materials not approved in writing by BVG shall be deemed disapproved. During the Term, Tiger shall provide BVG with such reasonable quantities of samples of the Promotional Materials in final form as BVG may from time to time request. Tiger shall not utilize the Promotional Materials or any part thereof in connection with any products or services other than the Units within the Territory during the Term or solely to promote Tiger and, without limiting the materiality of any other term of this Agreement, such use shall be considered a material breach of this Agreement.

        10.2. Promotional Activities. Without limiting the foregoing Tiger shall obtain the prior written approval of BVG regarding any promotional activity relating to the Units and shall not, without BVG's prior written consent (which consent shall not be unreasonably withheld), sell or otherwise provide any Unit for use in fund-raisers, sweepstakes or similar activities or provide any Units for use as prizes, premiums or give-aways.

        10.3. No Animations. Tiger hereby acknowledges and agrees that BVG is not granting Tiger any rights to use, and Tiger shall not use, the BVG Properties in animated form in connection with any marketing, advertising or promotional efforts without the prior written consent of BVG in each instance.

11.     CONTINUING OBLIGATIONS OF TIGER.

        11.1. Revisions, Maintenance and Corrections. Tiger shall not have the right to revise any Version of any Title without BVG's prior written consent. At any time during the Term, in the event that BVG notifies Tiger that certain elements, symbols, words or characterizations appearing in any Title have the unintended effect of causing substantial public objection from any sizeable group of people or which brings the name and goodwill of Tiger and/or BVG into public disrepute or disfavor. Tiger shall make all Revisions or Maintenance requested by BVG to eliminate such objection. Further, notwithstanding BVG's approval of the Title and Documentation for any Version developed by Tiger, Tiger shall make all Corrections at its own expense.

        11.2. Packaging. Tiger shall distribute the Units with all packaging, labels and Documentation intact and in the form provided or approved by BVG. Further, each Unit shall include a Title warranty and End User license agreement, each in a form approved by BVG (collectively. the "EULA").

        11.3. Return of BVG Materials. Within thirty (30) days after BVG's written approval of the Gold Master for each Version of a Title developed by Tiger hereunder, Tiger shall return to BVG all originals and all copies of any source code, art, animation, music. Sound and other elements provided by and/or for BVG with respect to the particular Version of the Title.

        11.4. Supply of Units to BVG. Tiger agrees to provide BVG, free of charge, with fifteen (15) Target Platform hardware units and fifty (50) Units of each Title from Tiger's first shipment of Units that Tiger is entitled hereunder to distribute. BVG shall have the right to purchase all unlimited number of additional Units for any purpose in BVG's sole discretion (other than for resale) at Tiger's cost of manufacture plus five percent (5%).

        11.5. No Confusingly Similar Titles. Tiger recognizes and acknowledges the vital importance to BVG of the characters and other proprietary material owned and/or created by BVG or any affiliate of BVG, and the association of the name "Disney" with them. In order to prevent the denigration of BVG's or BVG's affiliates' products and the value of their association with the name "Disney", and in order to ensure the dedication of Tiger's best efforts to preserve and maintain that value, Tiger agrees that, during the Term, Tiger will not manufacture or distribute any software embodying or displaying any artwork, storyline or other representation that is confusingly similar to any BVG Properties, characters or products.

        11.6. Notification of Claimed or Suspected Defects. Tiger shall promptly notify BVG in writing of any claimed or suspected defect in any Version of any Title distributed by or on behalf of Tiger no later than ten (10) days after Tiger learns of the same, whether directly or through a Distributor or an End User.

12.     COMPLIANCE WITH LAWS.

        12.1 Responsibility for Compliance. Tiger shall be solely responsible for ensuring that the Title and all elements thereof, Units, Documentation, Title Materials, and Promotional Materials and all of Tiger's activities with respect thereto, all materials utilized in connection therewith and all its duties undertaken hereunder comply with all applicable national, federal, regional, provincial, state or local laws and regulations (including, without limitation, all relevant professional or trade registration requirements, advertising approval requirements, trademark protection and clearance requirements) of the countries within the Territory (collectively, "Laws"). Tiger covenants on behalf of Tiger's own manufacturing facilities (if any) to comply with the Code of Conduct for Manufacturers attached hereto as Exhibit G and incorporated herein by this reference, in the manufacturing, packaging, and distribution of the Title, Units, Documentation, Title Materials, and/or
Promotional Materials, or components thereof. The Code of Conduct for Manufacturers shall not be interpreted to require you or any Manufacturers to violate any applicable laws.

        12.2 Disclaimer. BVG's authorization of any activity, or of the use or manner of use of any material, Title or any elements thereof, Promotional Materials and/or Title Materials hereunder shall not constitute an opinion as to the legal appropriateness or adequacy of such activity, use or manner of use and Tiger's use of the same shall be its sole responsibility. Tiger understands and agrees that BVG has made no independent examination of the Laws that may be applicable to any such Title, or any elements thereof, including without limitation, all Promotional Materials and Title Materials, or the manufacture or distribution thereof. All artwork or other materials in connection with the Title are provided by BVG "AS IS" with respect to all Laws. Any and all charges or expenses incurred by Tiger in connection with the foregoing shall be borne (as between Tiger and BVG) solely by Tiger.

        12.3 Compliance Evaluation. Both before and after Tiger puts each Unit, Documentation, Title Materials, and/or promotional Materials therefor on the market, Tiger shall follow reasonable and proper procedures for testing that such Units, Documentation, Title Materials, and Promotional Materials comply with all Laws, and shall permit BVG's designees to inspect testing, manufacturing and quality control records and procedures and to test such Units, Documentation, Title Materials, and Promotional Materials for compliance. Tiger shall also give due consideration to any recommendations by BVG that any such Units, Documentation, Title Materials, and/or Promotional Materials exceed the requirements of any Laws. Such Units, Documentation, Title Materials, and/or promotional Materials not manufactured, packaged or distributed or caused to be manufactured, packaged or distributed by Tiger in accordance with Laws shall be deemed unapproved, even if previously approved by BVG, and shall not be shipped unless and until they have been brought into full compliance therewith.

        12.4 Manufacturer Compliance. Tiger shall be responsible for the ensuring that all Manufacturers are in compliance with all Laws. Tiger agrees to require all Manufacturers to comply with the Code of Conduct for Manufacturers attached hereto as Exhibit G in the manufacturing, packaging, and distribution of the Title, Units, Documentation, Title Materials, and/or Promotional Materials, or components thereof by signing BVG's

Subcontractor Agreement attached hereto as Exhibit F. Tiger agrees to take appropriate steps, in consultation with BVG, to develop, implement and maintain procedures to evaluate and monitor the Manufacturers which Tiger uses to manufacture the Title, Units, Documentation, Title Materials, and/or Promotional Materials, or components thereof, and to ensure compliance with this Section. Tiger acknowledges and agrees that BVG may require a compliance inspection prior to the engagement of any Manufacturers that Tiger wishes to engage in the manufacturing, packaging, and distribution of the Title, Units, Documentation, Title Materials, and/or Promotional Materials, or components thereof.

        12.5 Monitoring. Tiger agrees that BVG and its designated agents (including third parties) may engage in monitoring activities to confirm compliance with this Section, including unannounced on-site inspections of manufacturing, packaging and distribution facilities, and employer-provided housing, such inspections to include reviews of books and records relating to employment matters and private interviews with employees. Tiger agrees to maintain on site all documentation necessary to demonstrate compliance with this Section. Tiger agrees to promptly reimburse BVG for the actual costs of inspections performed pursuant to this Section when any of Tiger's manufacturing facilities or any Manufacturer does not pass the inspection(s).

        12.6 Notification of Violation of Laws. Tiger shall immediately notify BVG in writing in the event that Tiger knows or has reason to believe that any act or omission required by or contemplated under this Agreement violates any Law (whether criminal or non-criminal).

13.     CUSTOMER SERVICE.

        13.1. Responsibility Generally. Tiger shall be solely responsible for, and shall use its best efforts to provide and maintain Customer Service and technical Support in the Territory to Distributors and End Users with respect to the Title. Such Customer Service and technical support shall be of a quality that is comparable to such customer service and technical support as Tiger provides for its other "top-tier" titles. For the purposes of this Section, "Customer Service" means the resolution of issues pertaining to the Units in the following general categories: inventory processing, payment processing order inquiries, product returns and replacements and technical support. Tiger agrees to provide an escalation procedure and pre-defined levels of Customer Service to BVG in the event that End Users contact BVG directly provided that nothing herein shall be deemed to obligate BVG to provide Customer Service or to relieve Tiger of' its sole responsibility to provide Customer Service.

        13.2. Unit Returns. Tiger agrees to honor any refund requests received from End Users pursuant to the terms of the applicable EULA. Tiger may return any such returned Unit to its inventory if the Unit is in saleable condition. Tiger shall instruct End Users to make all refund requests with respect to Units distributed by or on behalf of Tiger directly to Tiger and not to BVG.

        13.3. Termination-No Effect on End User. The End User rights set forth in the EULA are independent of this Agreement and will survive the expiration or termination of this Agreement for any reason. In addition, provided any Unit shall have been distributed by or on behalf of Tiger in the Territory to any End User, all of Tiger's obligations under this Section 13 with respect to End User support shall specifically survive for a period of two (2) years from the Termination Date.

14.     PROPRIETARY RIGHTS.

        14.1. Commissioned Work for Hire. The Title Content developed by Tiger hereunder and all Work Product is written, produced, specially ordered and commissioned at BVG's request and direction, and shall be considered works-made-for-hire for BVG. BVG, its successors, privies and assigns, shall exclusively own all Intellectual Property Rights, in perpetuity and in all languages, embodied in or pertaining to the Title Content (including, without limitation, all characters, themes, sounds, artwork, text, story lines, Title name(s) and other creative elements related to the Title), all Work Product and all Derivative Works, and Tiger hereby makes a full, irrevocable assignment, in perpetuity, to BVG of (a) all such Intellectual Property Rights, (b) all contracts, agreements, assignments, documents and/or instruments pursuant to which Tiger may have heretofore acquired or may hereafter acquire such Intellectual Property Rights, and (c) all releases, warranties, indemnities arid undertakings acquired by Tiger in connection with Tiger's services with respect to the Title Content and any Work Product. Tiger acknowledges that there are, and may be, future rights that Tiber may otherwise become entitled to with respect to the Title Content, any Work Product or any Derivative Work that do not yet exist, as well as new uses, media, means and forms of exploitation throughout the universe employing current and/or future technology yet to be developed: the parties specifically intend the foregoing full, irrevocable and perpetual assignment of rights to BVG to include all such now known and unknown uses, media and forms of exploitation, throughout the universe.

        14.2. No Intellectual Property Rights. Except as specifically and clearly set forth in this Agreement, nothing herein, nor the exercise of any rights granted to Tiger hereunder, conveys to Tiger, and Tiger shall not have or acquire, and shall not purport to have or acquire, whether for any Platform or in any computer or other format or otherwise, any Intellectual Property Rights or airy other right, interest or title to the Title Content, any Work Product or any Derivative Work. Further, it is understood that BVG is not granting to Tiger, and Tiger does not acquire, by the operation of this Agreement or otherwise, any right to, or interest in, the name "Disney" or any derivation of the name "Disney." Tiger agrees that it shall not at any time assert or claim any interest in, or do anything that may adversely affect the validity or enforceability of, any Intellectual Property Right belonging to or licensed by BVG (including any act, or assistance to ally act, which may infringe or lead to the infringement of any such right in any Work Product). In the event Tiger has any Intellectual Property Rights in and to any Title Content, any Work Product or any Derivative Work that cannot he assigned to BVG as provided above, Tiger hereby unconditionally waives such rights and the enforcement thereof. In the event Tiger has any Intellectual Property Rights in and to any Title Content, any Work Product or any Derivative Work that cannot be assigned to as provided above and cannot be so waived, Tiger hereby grants to an irrevocable, exclusive, worldwide, royalty-free license in Perpetuity to exercise all Intellectual Property Rights in and to the foregoing.

        14.3. BVG Authorship. BVG shall be deemed the creator, author and owner of the Title Content and all Work Product and all Intellectual Property Rights and every other right, interest and title therein, including, without limitation, the copyrights (and all renewals and extension thereof) in and to each of the foregoing. BVG shall be entitled to full ownership of the original and all copies of all Work Product. Tiger acknowledges that BVG may register the copyright for each version of any Title Content (and each of its elements) and any Work Product or any Derivative Work thereof now existing or hereafter developed in any and all media, or delivered through any and all means of delivery, now known or hereafter conceived or created, in its own name or that of any of its designees for the full term of copyright and all renewals and extensions thereof. BVG may utilize, market, sell, distribute, promote and otherwise exploit in any manner any version of the Title Content, any Work Product and any Derivative Work thereof now existing or hereafter developed Without ally royalty or other obligation to Tiger or any third party except as expressly otherwise set forth in this Agreement.

        14.4. Possession and Custody. BVG shall at all times have the sole and exclusive right to possession and custody of all Work Product. Possession by Tiger or any third party of any Work Product is solely for the purpose of fulfilling Tiger's obligations Wider this Agreement and in no way shall be deemed or construed to grant, license or otherwise convey any rights to Tiger or any other party in the same, by any means, including without limitation, any insolvency, creditor or other laws of any jurisdiction. Tiger retains no rights to use any Work Product and agrees not to challenge the validity of the ownership by BVG of rights in any Work Product except as expressly otherwise set forth in this Agreement.

        14.5. Further Assurances. Tiger shall, and shall cause every party acting under it in relation to this Agreement to, execute any and all documents and do such other acts requested at any time by BVG as may be required to evidence, perfect, confirm and/or further effect the rights granted BVG under this Agreement, including, without limitation, the rights under this Section 14. In the event Tiger fails to execute and deliver any such documents and instruments promptly upon request therefor by BVG. BVG is hereby authorized and appointed attorney-in- fact of and for Tiger to make, execute and deliver any and all such documents and instruments, it being understood that such power is coupled with an interest and is therefore irrevocable.

        14.6. Ownership of Source Code and Utilities. As between BVG and Tiger, subject to BVG's ownership of the Title Content embodied therein, Tiger shall own all right, title and interest in and to the Source Code of the Title and of all Versions thereof. Notwithstanding any other provision of this Agreement, Tiger does not convey, transfer or assign to BVG, and BVG shall in no event obtain, ownership of the Source Code or Utilities, or any Intellectual Property Rights therein, but Tiger hereby grants to BVG an irrevocable, royaltyfree, worldwide license in Perpetuity to use the Source Code and Utilities in connection with the Title and ally Revisions, Maintenance or Corrections. Notwithstanding the foregoing, Tiger shall not use the Source Code or Utilities, or any portion of either of the foregoing, to create or exploit an interactive entertainment product which has a confusingly similar look or feel to any Title or any Version thereof. The parties hereby agree that in acknowledgement of BVG's ownership of the Title Content embodied in the Title and Tiger's ownership of the Source Code of the Title, neither party shall have the right to exploit the Title after the Term unless and until tile parties have agreed in writing upon the terms and conditions for such exploitation.

        14.7. Copyright Notice. BVG shall provide Tiger with appropriate notices of copyright in BVG's name, and Tiger shall place, in such a manner as BVG shall direct, such copyright notices on all copies of the Title and all Derivative Works thereof which are developed by Tiger with the approval of BVG. In no event shall Tiger alter, remove, obscure, erase or deface or otherwise hide from view, any copyright, trademark or other proprietary rights notice of BVG contained on or incorporated in any Version of any Title, any Unit, any Promotional Material, any Packaging Material or any material provided by BVG.

        14.8. Goodwill. Tiger acknowledges that the rights and powers retained by or granted to BVG under this Agreement are necessary to protect BVG's Intellectual Property Rights and, specifically, to conserve tile goodwill and good name of its products and the name "Disney," and therefore Tiger agrees that it will not, and it will not allow or assist any affiliate of Tiger or other third party to, perform any act or omit from performing any act, that would result in any of BVG's products or the name "Disney" to become involved in matters that will or could detract from, or impugn their public acceptance and popularity, or impair their legal status.

15. NON-ORIGINAL MATERIAL. Except as set forth on Exhibit D, no Title shall contain any nonoriginal material, including music, which is not supplied by without BVG's prior written consent. Notwithstanding the foregoing, all non-original material identified on Exhibit D shall be deemed approved for use in the Title. Tiger shall, at its own expense and in form acceptable to BVG, obtain written authorization from the owner or copyright holder of such non-original material for to use the material, free of cost to BVG, in perpetuity and without restriction, in connection with the exploitation of the Title, the Title Content and any Derivative Works thereof.

16. CREDIT. BVG shall control all aspects of the "look and feel," layout and implementation of the credits granted in connection with the Title, in the Title itself and in all related Documentation, any packaging of Units and/or any Promotional Materials, shall provide Tiger with the form of BVG's logo and appropriate notices of copyright in BVG's name, and Tiger shall place, in such manner and form as BVG shall direct, such logo and copyright notices in the Title, in all Units manufactured and/or distributed by or on behalf of Tiger, in all Title Materials and Promotional Materials developed and/or manufactured by or on behalf of Tiger, its manufacturers and/or distributors.

17.     REPRESENTATIONS, COVENANTS, WARRANTIES AND INDEMNIFICATION.

        17.1. Representations, Covenants and Warranties by Tiger. Tiger represents, covenants and warrants that (a) Tiger has the right, power and authority to enter into this Agreement and to fully peform its obligations under this Agreement and to grant the rights granted or agreed to be granted hereunder, (b) the making of this Agreement by Tiger does not violate any agreement existing between Tiger and any other person or entity, and throughout the Term, Tiger shall not make any agreement with any person or entity that is inconsistent with any of the provisions of this Agreement; (c) unless expressly permitted hereunder with respect to any approved third-party rights, Tiger shall have acquired all rights necessary for the production, distribution, exhibition and exploitation of the Target Platform and all Work Product and all Utilities in perpetuity in all media by all manner and means throughout the Territory for the purposes set forth in this Agreement; (d) Tiger complies, and at all times during the Term shall comply, with all Laws in effect at the time services are performed pursuant to this Agreement; (e) except as agreed between the parties as provided in Section 14.6 hereof, the Title and each Version thereof, and all elements thereof, including, without limitation, all Work Product and any music contained therein that is not supplied by BVG, is original, has not been previously published in any form and is not in the public domain; (f) except as contemplated in Section 15, the Title and the Documentation therefor are delivered free and clear of any liens, charges, encumbrances or restrictions;
(2) the Title and Documentation therefor, including any music contained therein which is not supplied by BVG, as delivered by Tiger does not violate or infringe any right of privacy or publicity or any intellectual Property Right, or contain any libelous, defamatory, obscene or unlawful material, or otherwise violate or infringe any other right of any person, corporation, partnership or other entity, (h) neither the Target Platform hardware nor any element thereof infringes any Intellectual Property Right of any person, corporation, partnership or other entity; and (i) the Title shall be free of any computer virus or any other similar harmful, malicious or hidden program or data.

        17.2. Indemnification by Tiger. Tiger agrees to, and shall, indemnify, defend and hold BVG and the Affiliates and their respective directors shareholders, officers, agents, employees, successors and assigns harmless from and against any and all claims, demands, suits, actions, judgments, damages, costs, losses, expenses (including attorneys' fees and expenses) and other liabilities (each, a "Claim") arising from, in connection with or related in any way to, directly or indirectly, (a) any breach or alleged breach of any of the representations, warranties, undertakings or agreements made by Tiger under this Agreement, (b) any third party claims alleging that any Title, or any Work Product, the Documentation and/or Promotional Material violates or infringes any right of any person, corporation, partnership or other entity, or (c) any violation by Tiger, or any party engaged by Tiger, of any Law in connection with this Agreement. Tiger shall bear full responsibility for the defense (including any settlements) of any such Claim; provided however, that (i) Tiger shall keep BVG informed of and consult with BVG in connection with the progress of such litigation or settlement; and (ii) Tiger shall not have the right, without BVG's written consent, to settle any such Claim (provided that BVG's consent to such settlement shall not be unreasonably withheld).

        17.3. Representations and Warranties of BVG. BVG represents and warrants that (a) BVG has the right, power and authority to enter into this Agreement and to fully perform its obligations under this Agreement, and (b) the making of this Agreement by BVG does not violate any agreement existing between BVG and any other person or entity.

        17.4. Indemnification by BVG. BVG agrees to, and shall, indemnify, defend and hold Tiger and its respective directors, shareholders, officers, agents, employees, successors and assigns harmless from and against any and all Claims arising from, in connection with or related in any way to any breach or alleged breach of any of the representations, warranties, undertakings or agreements made by BVG under this Agreement. Tiger shall promptly notify BVG of any such Claim. BVG shall bear full responsibility for the defense (including any settlements) of any such Claim; provided however, that BVG shall keep Tiger informed of, and consult with Tiger in connection with the progress of such litigation or settlement.

        17.5. No Warranty of Materials. BVG DOES NOT MAKE BY VIRTUE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, AND BVG HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY TO TIGER, ANY END USER, DISTRIBUTOR OR OTHER THIRD PARTY (INCLUDING, WITHOUT LIMITATION, CUSTOMERS OF TIGER), WITH RESPECT TO ANY MATERIALS THAT MAY BE PROVIDED TO TIGER BY BVG OR ON BVG'S BEHALF

(INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF OWNERSHIP OF OR RIGHT TO USE SUCH MATERIALS OR ANY WARRANTY THAT SUCH MATERIALS DO NOT VIOLATE OR INFRINGE ANY RIGHT OF ANY THIRD PARTY). TIGER SHALL NOT HAVE THE RIGHT TO MAKE OR PASS ON, AND SHALL TAKE ALL MEASURES NECESSARY TO INSURE THAT NEITHER IT NOR ANY OF ITS EMPLOYEES OR AGENTS MAKES OR PASSES ON, OR ATTEMPTS TO MAKE OR PASS ON, ANY SUCH REPRESENTATION OR WARRANTY ON BEHALF OF BVG TO ANY END USER, DISTRIBUTOR OR OTHER THIRD PARTY (INCLUDING, WITHOUT LIMITATION, CUSTOMERS OF TIGER).

        17.6. Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY LOSS OF PROFIT OR ANY OTHER COMMERCIAL DAMAGE INCLUDING, WITHOUT LIMITATION, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR OTHER INDIRECT DAMAGES OF ANY NATURE, FOR ANY REASON WHATSOEVER INCLUDING, WITHOUT LIMITATION. SUCH PARTY'S BREACH OF THIS AGREEMENT, THE EXPIRATION OR ANY TERMINATION OF THIS AGREEMENT, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN WARNED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHER, IN NO EVENT SHALL BVG BE LIABLE FOR CLAIMS ALLEGING THAT ANY PRODUCT OR ANY PART OR ASPECT THEREOF INFRINGES UPON OR VIOLATES ANY INTELLECTUAL PROPERTY RIGHT OF ANY PARTY OR CLAIMS ARISING FROM THE MALFUNCTION OF OR DEFECTS IN ANY PRODUCT. WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE. EVEN IF BVG HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

18.     TERMINATION.

        18.1 Termination for Cause. Without prejudice to any other rights or remedies available to BVG, BVG shall have the right, in its sole discretion, to immediately terminate this Agreement upon written notice to Tiger in the event of the occurrence of any one or more of the following: (a) Tiger has released or otherwise exploited any Title or any element thereof without obtaining BVG's written approval of the Gold Master and such approval has not been obtained with fifteen (15) days from Tiger's receipt a notice describing the failure to obtain such approval; (b) Tiger is prevented from manufacturing, publishing, distributing, marketing, selling licensing or providing any Title or Units thereof (or causing the performance of any such activities by Tiger or any third party) by law or as a result of a suit, claim or proceeding (including settlement thereof) brought by a third party; (c) Tiger fails to make any payment or furnish any statement as herein provided and such failure continues for a period of thirty (30) days following receipt of notice of such failure;
(d) Tiger asserts, any right of ownership or any other interest in and to any Title Content, Documentation or any Work product or any Intellectual Property Rights in and to any of the foregoing other than the Source Code and Utilities (except as expressly permitted herein); (e) Tiger discontinues the development or exploitation of any Title; (f) Tiger fails to deliver a Milestone in accordance with the Milestone Schedule and such failure is not cured within fifteen (15) days; (g) Tiger makes any assignment for the benefit of creditors or files a petition in bankruptcy or is adjudged bankrupt or becomes insolvent or is placed in the hands of a receiver or if the equivalent of any of the proceedings or acts referred to in this clause, though known and/or designated by some other name or term in any country comprising the Territory shall occur; or (h) Tiger fails to perform any material obligation, warranty, duty or responsibility, or breaches any other material term or provision of this Agreement and fails to cure such breach within thirty (30) days after BVG delivers written notice thereof to Tiger.

        18.2 Actions of Independent Contractors. For purposes of this Agreement, any act or failure to act by any independent contractor of Tiger or any employee of Tiger shall be deemed n act or failure to act by Tiger.

        18.3 Reversion of Rights. Except as otherwise expressly provided in this Agreement, on the Termination Date, all rights granted to Tiger under or pursuant to this Agreement shall revert to BVG and Tiger shall thereafter neither manufacture or distribute nor have manufactured or distributed for Tiger any Unit of any Title. Further, on the Termination Date, Tiger shall furnish BVG with reports with respect to such sales consistent with the requirements of
Section 6 hereof and shall pay to BVG any Royalties and any amount of the Guarantee pertaining to such Units not previously paid. Except as otherwise agreed, any inventory in Tiger's possession or control after the Termination Date, or after the sell-off period if applicable, shall be destroyed or, at BVG's election, delivered to BVG or its designee, at BVG's direction and expense. BVG may sell any such inventory delivered to BVG. There shall be no build-up of inventory prior to the scheduled expiration of the Term that cannot reasonably be expected to sell during the remainder of the Term. In the event BVG directs the destruction of any inventory as provided in this Section, such destruction shall be attested to ill a sworn affidavit signed by an officer duly authorized to bind Tiger.

        18.4 Ownership After Termination. In the event of the expiration or termination of this Agreement for any reason, BVG shall continue to own tile Title Content and all Work Product, and Tiger shall immediately deliver to all originals and copies of any Work product in Tiger's possession or control together with any material provided by BVG including all copies thereof), including, without limitation, hard copies of all art and animation that Tiger may have on electronic files, all music in all formats, all film and video and any and all copies of any other material that Tiger received from or on behalf of BVG. In no event shall Tiger have any right to (a) recover or obtain any rights in or to any Title Content or any Work Product or any Intellectual Property Rights in and to any of file foregoing, or (b) enjoin or otherwise interfere with BVG's development, licensing, publishing, marketing, distribution or provision of any Title hereunder, except as otherwise expressly provided for herein. Furthermore, neither party shall have the right to exploit the Title or any Version thereof without the other party's written consent, provided that nothing contained herein shall prohibit BVG, either alone or in conjunction with third parties, from proceeding with the development, publishing, distribution and other exploitation of interactive soft are products based upon or incorporating the BVG Properties or the Title Content.

        18.5 Action for Damages Sole Remedy. No breach of this Agreement by BVG shall entitle Tiger to terminate or rescind this Agreement or to injunctive or other equitable relief, it being agreed that Tiger's sole remedy, if any, in the event of such a breach shall be an action for monetary damages.

        18.6 Survival. The obligations in this Agreement that are intended by their terms to survive the expiration or termination of this Agreement shall so survive. In addition, and without limiting the generality of the preceding sentence. Sections 14, 17, 18, 20, 22 and 24 hereof shall survive the expiration or termination of this Agreement for any reason.

19.     LITIGATION.

        Should Tiger become aware of any infringing use or unauthorized distribution of any Version of any Title, or any element thereof, developed by Tiger or distributed by or on behalf of Tiger, or the Documentation therefor, or any music contained therein. Tiger shall notify BVG and BVG may, within its sole discretion, undertake to prosecute necessary actions to prevent such unlicensed or unauthorized use and/or distribution. Tiger shall cooperate with BVG's reasonable requests for information in connection with any such action. In the event that Tiger or BVG is awarded any financial recovery to compensate for the unlicensed or unauthorized use of the BVG Properties during the Term, such recovery shall be the sole property of BVG.

20.     CONFIDENTIAL INFORMATION.

        20.1. Confidential Information Defined. The parties have disclosed to and received from each other, and may disclose to and receive from each other, from time to time during the Term, certain information. regardless of form, concerning the operation, business, financial affairs, products, customers and Intellectual

Property Rights or other aspects of each other and their respective affiliates that may not be accessible or known to the general public (referred to herein as "Confidential Information"). "Confidential Information" shall also include (a) the terms of this Agreement and the fact of its existence and (b) any information or materials that either party obtains from any third party that the obtaining party treats as proprietary or designates as Confidential Information, whether or not owned by the obtaining party. "Confidential Information" does not include information that: (i) is or becomes publicly known through no act or failure to act on the part of the recipient; (ii) was rightfully in the recipient's possession prior to disclosure by the disclosing party; (iii) became rightfully known to the recipient, without confidential or proprietary restrictions, from a source other than the disclosing party; (iv) is approved by the disclosing party for disclosure without restriction, in a written document that is signed by a duly authorized officer of that party; or (v) is or was developed independently by the recipient without use of or reference to any of the Confidential Information and without violation of any confidentiality restriction.

        20.2. No Disclosure. The Confidential Information acquired by either party shall not be used, published or divulged by such party to ally other person or entity in any manner whatsoever without the prior clear and express written approval of the other party, which approval such other party may withhold in its sole discretion. The existence of this Agreement and such details regarding its subject matter as are reasonably necessary to Permit Performance of either party's obligations hereunder may be disclosed by such party to persons and entities to be engaged by such party in connection with its services under this Agreement; provided however, prior to any such engagement such party shall cause each such person and entity to sign an employment or nondisclosure agreement that contains provisions in substance similar to those included in this Section 20 prohibiting the further disclosure and use by such person or entity of any Confidential Information. Each party shall, and shall cause its employees, agents and every other person and entity it employs in connection with its services under this Agreement to, protect and safeguard the Confidential Information by using the same degree of care, but 110 less than a reasonable degree of care to Prevent file unauthorized use, dissemination or publication of the Confidential Information as such Party uses to Protect its own confidential or proprietary information of a like nature. In the event that either party receives any request from any third party for any Confidential Information, or is directed to disclose any portion of any Confidential Information received from the other party in conjunction with a judicial or governmental proceeding or arbitration, the party requested or directed to make such disclosure shall immediately notify the other party both orally and in writing. Each party agrees to provide the other party with reasonable cooperation and assistance in obtaining a suitable protective order and in taking any other steps to preserve the confidentiality of such Confidential Information.

        20.3. Published Reports. Without limiting the generality of any of the foregoing each party specifically agrees that any reports concerning Confidential Information of the other party that are not made or authorized by the other party and that appear publicly prior to the other party's official disclosure of such Confidential Information shall not release it from its obligations hereunder with respect to such Confidential Information.

        20.4. No Confidential Information of Other Parties. Each party represents and warrants that it shall not use in the course of its performance hereunder, and shall not disclose to the other party, any confidential information of any third party (including competitors of either party) unless the party proposing to make such disclosure is expressly authorized ill writing by such third party to do so.

        20.5. Title Confidential. Except as contemplated in the marketing plan agreed upon between the parties, Tiger shall not, and shall have no right to, release, distribute or disclose to any third party any information concerning the Title or any Work product or any portion thereof or any of the materials provided by BVG hereunder. Unless otherwise contemplated in the marketing plan agreed upon between the parties. Tiger will not pre-release the Title or any Portion thereof to any Person or entity without the prior written consent of BVG, which consent may be granted or withheld by BVG in its sole discretion.

        20.6. Publicity. Tiger agrees that any press release issued with regard to this Agreement by Tiger shall be subject to the prior written consent of BVG, which consent may be granted or withheld in writing BVG's sole discretion. Tiger shall not otherwise directly or indirectly issue or permit the issuance of any publicity regarding, or grant any interview, or make any public statements whatsoever concerning, this Agreement, BVG, the Title or Tiger's services hereunder without prior coordination with and approval by BVG, which approval may be granted or withheld in writing BVG's sole discretion. Tiger shall not state or Imply that BVG endorses Tiger's services; provided however, if a Version developed by Tiger hereunder is published in writing the form delivered to BVG by Tiger, Tiger shall have the right to identify itself as developer of such Version.

        20.7.   Survival  of  Nondisclosure   Obligations.   The   nondisclosure
obligations imposed by this Section 20 shall survive the expiration or termination of this Agreement for any reason and shall terminate two (2) years from the termination of this Agreement.

21.     INSURANCE.

        21.1. Insurance. Tiger and every third party contractor of Tiger performing services in writing connection with the Title, shall, at its sole cost and expense, obtain and maintain throughout the performance of its services pursuant to this Agreement:

                 (a) Commercial General Liability Insurance (including contractual) and Automobile Liability coverage, with minimum limits of Two Million Dollars ($2,000,000.00) per occurrence, protecting Tiger and BVG from claims for personal injury (including bodily injury and death) and property damage which may arise from or in writing connection with the performance of Tiger's Services hereunder or from or out of any negligent act or omission of Tiger, its officers, directors, agents, or employees; such insurance shall name BVG and all BVG Affiliates as additional named insureds, and shall contain a waiver of subrogation with respect to the additional insureds; and

                (b) Employer's Liability coverage with minimum limits of One Hundred Thousand Dollars ($100,000.00) per occurrence and Workers' Compensation Insurance as required by applicable law: and

                 (c) Professional  Liability Insurance  (including   contractual
coverage) with a minimum limit of One Million Dollars ($1,000,000.00), protecting Tiger and BVG from errors and omissions of Tiger in writing connection with the performance of Tiger's services during and for a period of at least three (3) years after the completion of said services (including an endorsement covering the indemnification provisions of Section 17 herein).

        21.2. Insurance Providers. All insurance required hereunder shall be with companies and on forms acceptable to BVG and shall provide that the coverage thereunder may not be reduced or canceled unless thirty (30) days unrestricted Prior Written notice thereof is furnished to BVG. All insurance required hereunder shall be primary and not contributory. All insurance required hereunder shall be written by reputable insurers accorded a rating by A.M. Best Company, Inc. (or any other ratings agency of comparable international repute) of B+:Vll or higher (or the equivalent rating issued by such other agency) at the time of issuance of any policy pertaining to such insurance. Certificates of insurance (or copies of policies, if required by BVG) evidencing satisfactory coverage as required hereunder shall be furnished to BVG at its request.

        21.3.  No Limit of  Indemnity.  Compliance  with the  provisions of this
Section in writing no way limits Tiger's indemnity obligations under this Agreement, except to the extent that Tiger's insurance company actually pays BVG amounts which Tiger would otherwise pay BVG.

22. INDEPENDENT CONTRACTOR; NO AGENCY. Tiger is, and shall remain, an independent contractor with respect to services performed pursuant to this Agreement. Nothing contained herein shall be construed to constitute the parties as principal and agent, employer and employee, partners or joint venturers, nor shall any similar relationship be deemed to exist between the parties. Neither party shall have any power to obligate or bind the other party, except as specifically provided herein. Further, personnel supplied by Tiger shall work exclusively for Tiger and shall not, for any purpose, be considered employees or agents of BVG. Tiger assumes full responsibility for the actions of such personnel while performing services pursuant to this Agreement. BVG shall have no obligation whatsoever to compensate Tiger on account of any damages or injuries which Tiber or any person or entity employed by Tiger may sustain as a result or in writing the course of tile performance of Tiger's services under this Agreement.

23.     ASSIGNMENT.

        23.1 Assignment. This Agreement and Tiger's rights, duties and obligations hereunder are personal to Tiger (and Tiger was specifically chosen by BVG to be licensed hereunder because of Tiger's particular expertise and ability to perform this Agreement) and Tiger shall not assign, delegate or otherwise transfer all or any part of Tiger's interest in writing this Agreement, either voluntarily or by operation of law, without the prior written consent of BVG, which consent may be granted or withheld by BVG in writing its sole discretion. Without limiting the materiality of any other term of this Agreement any attempted assignment, delegation or other transfer (including, without limitation, any license or sublicense, mortgage, pledge or other encumbrance) without such consent shall be null and void and shall constitute a material breach of this Agreement. Any transfer of twenty five percent (25%,) or more of the ownership interest in writing, outstanding voting stock of, or control of, Tiger, or the merger of Tiger into or with any third party or entity, shall be deemed an assignment for purposes of this Section. Tiger agrees to provide to at least thirty (30) days prior written notice of any desired transfer of all or any part of Tiger's interest in writing this Agreement (other than Tiger's right to cause third parties to distribute the Title hereunder subject to the provisions hereof). At the time Tiger gives such notice to BVG, Tiger shall also provide BVG with the information and documentation necessary to evaluate the contemplated transaction. BVG's consent (if given) to any transfer of all or any part of this Agreement shall be subject to such terms and conditions as BVG deems appropriate including, but not limited to, payment of a transfer fee (the "Transfer Fee"). In no event shall the Transfer Fee be in writing an amount less than One Hundred Thousand Dollars ($100,000.00). The payment of any such Transfer Fee shall be made without reduction for any required withholding taxes. The Transfer Fee shall not apply if all of Tiger's interest in writing this Agreement is transferred to a corporation or other entity which directly or indirectly controls, is controlled by, or is under common control with. Tiger (an "Affiliated Entity") as part of a corporate reorganization exclusively between or among Tiger and one or more Affiliated Entity existing in writing Tiger's corporate structure on the date of this Agreement (and Tiger shall provide BVG with written notice of such transfer, an accurate description of the reorganization and any other evidence which BVG shall request in writing order to satisfy itself that the Transfer Fee does not apply to such reorganization). As used in this Section, "control" of an entity means possession, directly or indirectly, of power to direct or cause the direction of management or policies of such entity, whether through ownership of voting securities, by contract or otherwise. Tiger's failure to obtain BVG's prior written consent to any assignment or other transfer in writing accordance with the provisions of this Section, or failure to pay within the designated time the full amount of the Transfer Fee charged by as a condition of BVG's grant of consent to any assignment or other transfer in writing accordance with the provisions of this Section and Exhibit H attached hereto, shall be deemed a material breach of this Agreement.

        23.2 Transfer Fee Policy. Tiger acknowledges that it has read and understands the Transfer Fee Policy attached as Exhibit H hereto and hereby incorporated by this reference into this Agreement, which governs Transfer Fee procedures under this Agreement.

24.     GENERAL PROVISIONS.

        24.1. Reserved Rights. All rights not specifically and expressly granted by BVG to Tiger hereunder are hereby reserved by BVG.

        24.2 Notices. All notices which either party is required or may desire to serve upon the other party shall be in writing writing, addressed to the party to be served as follows:



            (i)  if to BVG:
                 Buena Vista Games, Inc.
                 500 South Buena Vista Street
                 Burbank, California 91521
                 Attn: Vice President, Business & Legal Affairs
                 Telephone: (818) 553-5000
                 Facsimile: (818) 546-1324
          and
           (ii)  if to Tiger:
                 Tiger Telematics, Inc.
                 10210 Centurion Parkway North Suite 600
                 Jacksonville, FL 32216
                 Attn: Mike Carrender, CEO
                 Telephone: 904-279-9240
                 Facsimile: 904-279-9242

        Any such notice may be served personally or by mail (postage prepaid), commercially recognized overnight delivery service (such as Federal Express or DHL), or by hand delivery. Notice shall be deemed served upon personal delivery or upon the date sent; provided however, that BVG shall be deemed to have been served with a notice of a request for approval of materials under this Agreement only upon BVG's actual receipt of the request and of any required accompanying materials.

        24.3 Entire Agreement. This Agreement, together with the Exhibits attached hereto, constitutes the entire understanding and agreement between BVG and Tiger with respect to the transactions contemplated herein, and supersedes any and all prior or contemporaneous oral or written representation, understanding, agreement or communication between and Tiger concerning the subject matter hereof. Neither party is relying upon any warranties, representations assurances or inducements not expressly set forth herein.

        24.4 Amendments. All amendments or modifications of this Agreement shall be binding upon the parties despite any lack of consideration so long as the same shall be in writing writing and executed by each of the parties hereto. It is expressly understood and agreed that no usage of trade or other regular practice or method of dealing between the parties hereto shall be used to modify, interpret, supplement or alter in writing any manner the express terms of this Agreement or any part hereof.

        24.5 Waiver. No waiver of any provision of this Agreement or any rights or obligations of either party hereunder shall be effective. except pursuant to a written instrument signed by the party waiving compliance, and any such waiver shall be effective only in writing the specific instance and for the Specific purpose stated in such writing.

        24.6 Cumulative Remedies. The rights and remedies of either party as set forth in writing this Agreement are not exclusive and are in writing addition to any other rights and remedies provided under this Agreement or now or hereafter provided by law.

        24.7 Force Majeure. Neither party shall be deemed in default hereunder, nor shall it hold the other party responsible for, any cessation, interruption or delay in the performance of its obligations hereunder due to causes beyond its reasonable control including, but not limited to: earthquake, flood, fire, storm or other natural disaster, epidemic, accident, explosion, casualty, act of God, lockout, strike, riot, insurrection, civil disturbance or disruption of the public markets, war or armed conflict (whether or not officially declared), sabotage, act of a public enemy, embargo, delay of a common carrier, the inability to obtain sufficient material, supplies, labor, transportation, power or other essential commodity or service required in the conduct of its business, or any change in or the adoption of any law, ordinance, rule, regulation, order, Judgment or decree; provided that the party relying upon this Section shall (a) have given the other party written notice thereof promptly and, in any event, within five
(5) days of discovery thereof and (b) take all steps reasonably necessary under the circumstances to mitigate the effects of the force majeure upon which such notice is based.

        24.8 No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right. remedy or claim under or in respect of this Agreement or any provision contained herein.

        24.9 Further Assurances. Each party agrees to do and perform all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents that may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm the rights of the other party hereunder.

        24.10 Construction. This Agreement has been negotiated by the parties hereto and by their respective counsel. This Agreement shall be fairly interpreted and construed in accordance with its terms and without strict interpretation or construction in favor of or against either party.

        24.11 Headings. The section and paragraph headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, govern, limit, modify or construe the scope or extent of the provisions of this Agreement to which they may relate. Such headings are not part of this Agreement and shall not be given any legal effect.

        24.12 Severability. While the restrictions and covenants set forth in, and the other provisions of this Agreement are considered by the parties to be reasonable under the circumstances hereof, it is recognized that restrictions and covenants of such nature may he unenforceable for reasons unforeseen. Accordingly, if any of such restrictions, covenants or provisions shall be adjudged by a court of competent jurisdiction to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the party seeking to enforce such restriction, covenant or provision, but would be valid if part of the wording thereof were deleted or the time periods (if any) thereof were reduced or the range of activities or area dealt with thereby reduced in scope, such restriction, covenant or provision shall apply with such modifications as may be necessary to make it valid and effective. In the event that any provision of this Agreement should be found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        24.13 Governing Law, Forum and Jurisdiction. The validity, construction, interpretation and legal effect of this Agreement shall be governed by the laws and judicial decisions of the State of California and the U.S. without giving effect to principles of conflicts of law. BVG and Tiger expressly agree that any action at law or in equity arising out of or relating to this Agreement shall be filed only in the courts of the State of California for the County of Los Angeles, or the United States District Court for the Central District of California. The parties hereby consent and submit to the exclusive jurisdiction and venue of such courts for the purposes of litigating any such action. Both parties irrevocably waive any objection to such jurisdiction and irrevocably waive the right to seek dismissal or transfer on the grounds of lack of in personam jurisdiction, improper venue, forum non conveniens or similar grounds. The prevailing party in any action shall be entitled to recover from the non-prevailing party the prevailing party's reasonable costs and expenses including, without limitation, attorney's fees.

        24.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the duly authorized representatives of each of the parties hereto have executed this Agreement as of the day and year first written above.


BUENA VISTA GAMES, INC.                   TIGER TELEMATICS, INC.





By:_________________________________      By:_________________________________

Name:_______________________________      Name:_______________________________

Title:______________________________      Title:______________________________

                                    EXHIBIT A
                              CERTAIN DEFINITIONS.

        1.1 "Alpha Milestone" means, with respect to each Version, the Milestone at which (a) such Version is substantially complete in conformity with the Design Specifications, with no coding risks remaining; (b) Tiger shall have attempted to achieve 100% of such Version's intended functionality and performance (i.e., Tiger has completed coding of all functions and features (including, without limitation, all artwork, graphics, animation, images, photographs, video and other audio-visual material, sound, music and text and all essential and non-essential data and device files); (c) such Version operates on all hardware required for the full use of the Title; (d) all functions and features are readily accessible through existing navigational channels; and (e) Tiger's sole remaining development task is the detection and correction of any remaining programming errors or "bugs" and anomalies and hardware compatibility revisions. If notwithstanding Tiger's best efforts to eliminate all programming errors prior to its submission of the Alpha Milestone, programming errors remain, Tiger shall fully document the errors and submit the documentation of the errors to BVG along with its Alpha Milestone submission.

        1.2. "Beta Milestone" means, with respect to the Title developed by or on behalf of Tiger hereunder, the Milestone following the Alpha Milestone at which such Title operates as contemplated by the Design Specifications on the Target Platform, fully stabilized (i.e., contains no programming errors and is capable of operation without fault and/or termination of operation) with all features (including, without limitation, fully completed artwork, music and sound effects and all non-essential data and device files) completed, fully tested by Tiger and Submitted to Nintendo of America and Nintendo of Europe for its final approval.

        1.3. "BVG Affiliates" shall be defined as Disney Enterprises, Inc. and The Walt Disney Company or any of their related, affiliated or subsidiary companies, including, without limitation, Buena Vista Games, Inc.

        1.4. "BVG Properties" means collectively, all scenes and characters, (together with their likenesses and names) and designs (including, without limitation, marks and logos), and all art, animation, video and other audiovisual material, sound, music and text (including, without limitation, fonts) owned or licensed by BVG or a BVG Affiliate which are depicted or used in writing the Title or any Version thereof'.

        1.5. "Claim" shall be defined as set forth in writing Section 17.2.

        1.6. "Confidential Information" shall be defined as set forth in writing
Section 20.1.

        1.7. "Correction" means, with respect to any Version, the "debugging" or elimination of programming errors in a computer software program that cause such Version to fail to work as contemplated by the Design Specifications therefor or in accordance with the Documentation therefor or that introduce results that the typical user would believe are unintended and/or undesirable.

        1.8. "Customer Service" shall be defined as set forth in writing Section 13.1.

        1.9. "Derivative Work" means: (a) without limitation, any computer program, work, product, service, improvement, supplement, modification, alteration, addition, revision, enhancement, new Version, new edition, remake, sequel, translation, adaptation, design, plot theme, character, story line, concept, scene, audiovisual display, interface element, aspect, material and documentation, in any medium, format, use or form whatsoever, whether now known or unknown (including, but not limited to, sound recordings, phonorecords, computer-assisted media, games, books, magazines, periodicals, merchandise, animation, home videos, radio, motion pictures, cable and television), that is derived in any manner, directly or indirectly, from the Title Content or any part or aspect thereof (including, without limitation, any Work Product) or that uses or


                                       1
                                   Exhibit A
incorporates the Title Content or any part or aspect thereof (including, without limitation, any Work Product); (b) any "derivative work" of the Title Content or any Work Product as defined in the Copyright Law of the U.S., Title 17 U.S.C. ss. 101 et.seq. (the "Copyright Law"); and (c) any material or documentation related to any of the foregoing.

        1.10. "Design Specifications" means the general design specifications of the Title which shall be mutually approved by BVG and Tiger, incorporated herein by this reference, and attached hereto as part of Exhibit B.

        1.11. "Distributor" means any third party that acquires a Unit directly from Tiger for resale purposes.

        1.12. "Documentation" means any and all instructions, regardless of form (including, without limitation, all written materials developed in connection with the Title, such as specifications and programmers' notes), that normally accompany the Title, and any and all instructions, regardless of form, that normally accompany the Title in order to assist the End User in executing and operating such Title.

        1.13. "Dollars" means U.S. Dollars.

        1.14. "End User" means any third party that acquires from a Distributor, Tiger or BVG a Unit for personal use without a view to resell such Unit or any component thereof.

        1.15. "EULA" shall he defined as set forth in Section 11.2.

        1.16. "Gold Master" means the Milestone following the Beta Milestone at which a Title has been approved by BVG and is stored on the Gold Master Disk. "Gold Master Disk" means a magnetic or optical disk, cartridge, tape or other storage medium specified by the Design Specifications containing the Title that has reached the Gold Master stage.

        1.17. "Guarantee" shall be defined as set forth in Section 6.2.

        1.18. "Intellectual Property Rights" means any and all tangible and intangible and now known or hereafter existing (a) rights associated with works of authorship throughout the universe, including but not limited to copyrights (including without limitation the sole and exclusive right to prepare "derivative works" (as defined in the Copyright Law) of the copyrighted work and to copy, manufacture, reproduce, distribute copies of, modify, publicly perform and publicly display the copyrighted work and all derivative works thereof), moral rights, author's rights and mask-works, (b) rights in and relating to the protection of trademarks, service marks, trade names, goodwill, rights in packaging, rights of publicity, merchandising rights, advertising rights and similar rights, (c) rights in and relating to the protection of trade secrets and confidential information, (d) patents, designs, algorithms and other industrial property rights and rights associated therewith, (c) other intellectual and industrial property and proprietary rights (of every kind and nature throughout the universe and however designated) relating to intangible property that are analogous to any of the foregoing rights (including), without limitation, logos, character rights, "rental" rights and rights to remuneration), whether arising by operation of law, contract, license or otherwise, (f) registrations, applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force in the U.S. and throughout the universe (including, without limitation, rights in any of the foregoing), and (g) rights in and relating to the sole and exclusive possession, ownership and use of any of the foregoing throughout the universe, including, without limitation, the right to license and sublicense, franchise, assign, pledge, mortgage, sell, transfer, convey, grant, gift over, divide, partition and use (or not use) in any way any of the foregoing) now or hereafter (including, without limitation, any claims and causes of action of any kind with respect to, and any other rights relating to the enforcement of, any of the foregoing).

                                        2
                                   Exhibit A

        1.19. "Laws" shall be defined as set forth in Section 12.1.

        1.20. "Maintenance" means the making of changes to a Title necessary to allow the Title to run on the Target Platform to the extent that the Target Platform may have been modified after the date hereof and is then being sold by the manufacturer thereof.

        1.21. "Manufacturers" shall be defined as set forth in Section 8.1.

        1.22.  "Marketing  Commitment"  shall be defined as set forth in Section
9.1.

        1.23. "Milestone" means the Work Product and/or other items to be delivered by Tiger to BVG in a specified form and degree of completeness by a specified date as set forth in the Milestone Schedule.

        1.24. "Milestone Schedule" means a description of the Milestones developed by or on behalf of Tiger hereunder and the dates by which each such Milestone is to be delivered. as such schedule is attached hereto as Exhibit C.

        1.25. "Object Code" means the executable computer code after compilation or assembly, in a form capable of execution on the applicable Target Platform.

        1.26. "Platform" means any of the following categories of microprocessor-based devices or technologies that utilize cartridges, memory chips, magnetic disks, optical disks, tapes or other media for the storage, delivery or transmission of computer programs: (a) home video game systems, whether CD ROM based (such as the Sega Dreamcast System and the Sony PlayStation
2) or cartridge based (such as the Nintendo 64 system); (b) personal computer systems (such IBM compatible and Apple Macintosh computers); (c) arcade-based, coin-operated video game systems; (d) hand-held video game systems (such as Nintendo Game Boy); (c) television set-top boxes; and (f) on-line services, computer networks, cable and telecommunications services and other interactive systems accessible by any number of users serially or simultaneously (such as the World Wide Web, America Online, and by Broadband).

        1.27.  "Promotional  Materials" shall be defined as set forth in Section
10.1 .

        1.28. "Revisions" means any changes or additions to any Title, including without limitation any changes or additions which give the Title additional features or capabilities.

        1.29. "Royalties" shall be defined as set forth in Section 6. 1 .

        1.30. "Source Code" means the human-readable code of a Title, including programmers' comments, data files and structures, header and include files, macros, object libraries, programming tools not commercially available, technical specifications, flowcharts and logic diagrams, schematics, annotations and documentation reasonably required or necessary to enable an independent third party programmer with a high level of programming skills to create the Object Code and to modify the Object Code without the help of any other person. Data files containing computer code must be in standard ASCII format and be readable by a text editor.

        1.31. "Target Platform" means Tiger's proprietary interactive platform known as "Gizmondo" which, inter alia, contains functionality to play interactive software games embodied in MMC/SD cards or downloaded into its internal memory.

                                       3
                                   Exhibit A

        1.32. "Termination Date" means the date upon which any termination of this Agreement, for any reason whatsoever (including expiration in accordance with the terms hereof due solely to the passage of time), becomes effective.

        1.33. "Territory" means worldwide, excluding Afghanistan, Cambodia, Haiti, Laos, Libya, Saipan (Northern Mariana Islands) and any other country, or governmental or political subdivision of any country, in which U.S. companies are forbidden at any time during the Term of this Agreement, either by U.S. law or by the law of the applicable country or governmental or political subdivision of such country, to conduct business, including, without limitation, Burma (Myanmar), Cuba, Iran, Iraq, North Korea, Sudan, and Syria.

        1.34. "Title" means the interactive software product to be developed hereunder embodying Title Content based upon the BVG Property. "Tron 2.0," for the Target Platform. Unless the context requires a contrary interpretation, as used in this Agreement, "Title" includes all computer software which constitutes the programs, data files, modules, routines and objects stored on the Gold Master Disk and which has the features and capabilities contemplated by the Design Specifications, together with all Revisions and Corrections thereof and Maintenance thereto.

        1.35. "Title Content" means the interactive audiovisual work to be created hereunder based upon the BVG Property. "Tron 2.0," and embodied in the Title, including, without limitation, all related audiovisual elements, art, pictorial works, characters, animation, sound recordings, musical works, text, graphics, dialogue, literary works, themes, storylines, and other creative elements, collectively in the form in which it is distributed to the End User.

        1.36. "Title Materials" means the Documentation for the Title,together with all packaging designs and related technical and creative materials, artwork, logos, slogans, components or aspects that incorporate BVG Properties, and all inserts, game discs, containers and packaging materials used in the Title.

        1.37. "U.S." means the United States of America.

        1.38. "Unit(s)" means, in the singular and as the context may require, a single retail package of a Version of a Title, and in the plural and as the context may require, multiple retail packages of the Title.

        1.39. "Utilities" means all source code, object code or other software development tools, patents, algorithms, know-how and other technological proprietary information or technology owned, used or developed by Tiger in connection with and or contained in the Title developed by or on behalf of Tiger hereunder, which are not Title-specific in application and which are written, licensed or otherwise legally acquired by Tiger, either prior to or after the date of this Agreement, to maintain and enhance Tiger's general capabilities as a computer software developer.

        1.40. "Version" means a version of a Title implemented in a particular language on a particular Platform and capable of running in a satisfactory manner in accordance with the Title Specifications relating thereto.

        1.41. "Work Product" means any and all existing or to-be-developed parts, components, elements, portions or aspects of the Title Content, and any and all other results or proceeds of the services of Tiger hereunder with respect thereto, and of all persons and entities rendering services, in connection with the Title Content from the Inception of Tiger's and/or such persons' and entities' efforts with respect thereto, in each case including all physical embodiments thereof, whether or not incorporated in a Milestone and including, without limitation, any Documentation, Title Materials and
Promotional Material and each and every Milestone, constituent portion and element of the foregoing (including, without limitation, any and all movie sequences and any and all original music, whether in the Form of a score or incidental music, composed, arranged or prepared

                                       4
                                   Exhibit A
for the Title and all original artwork produced for the Title), but specifically excluding the Source Code and the Utilities.


























                                       5
                                   Exhibit A

                                    EXHIBIT B
                              Design Specifications















                                        1
                                    Exhibit B

                                    EXHIBIT C
                               Milestone Schedule

            --------------------------  ----------------------------
                    Milestone                 Completion Date
            --------------------------  ----------------------------
              Design Specifications
            --------------------------  ----------------------------
              Mutual Approval of 3rd
                Party Developers
            --------------------------  ----------------------------
                      Alpha
            --------------------------  ----------------------------
                      Beta
            --------------------------  ----------------------------
                   Gold/Release
            --------------------------  ----------------------------



                                       1
                                   Exhibit C

                                    EXHIBIT D
                             Non-original Materials

                    [To be added upon determination thereof.]















                                       1
                                   Exhibit D

                                    EXHIBIT E

                   FACILITY AND MERCHANDISE AUTHORIZATION FORM

     Attached is the Facility and Merchandise Authorization Form ("Form") that must be completed for each Facility that will produce Disney Merchandise.


o Please make as many copies of the attached Form as necessary so that you complete a Form for each Facility

o    Once the Form is completed for each Facility, please send to:

       ----------------------------------  ----------------------------------
        Sera Hovasapian                     Phone : 818-553-4352
        Operation Analyst                   Fax: 818-553-4026
        500 South Buena Vista Street        E-mail: serahovasapian@disney.com
        Burbank, CA 91521-8177
        USA
       ----------------------------------  ----------------------------------


o Disney will verify the information and determine whether each Facility will be allowed to produce Disney Merchandise

o For those Facilities that are allowed to produce Disney Merchandise, and have not yet executed a Manufacturer's Agreement on behalf of Disney, you will be sent a Manufacturer's Agreement that must be signed by each Facility

o Once it is determined that a Manufacturer's Agreement is in place for each Facility, the Form will be signed by Disney and returned to you

o You may begin production of Disney Merchandise as authorized under your applicable agreement with Disney, once you receive the signed Form from Disney o You also may present the Form to Customs officials to facilitate the importation of goods if the Facility is outside the territory where the Merchandise is to be sold. Emergency Customs letters will no longer be issued.

--------------------------------------------------------------------------------
Definition of "Facility": any manufacturer, factory, supplier, facility or any other entity which produces or manufactures Merchandise, or components of Merchandise, labels, hang-tags, packaging, or any other item which bears any Disney Property, Brand or Logo. Do NOT list facilities that only produce generic items such as cardboard boxes, plastic wrap, or plain buttons, UNLESS these components contain any Disney proprietary material. Unless they are involved in the actual production or manufacture of Merchandise, do NOT list agents, business offices or showrooms as a Facility. The Shipper and/or Importer of Record is strictly the party who transports the goods; if the name is different from that of the Licensee/Vendor or Facility, please so indicate on the Facility and Merchandise Authorization.
--------------------------------------------------------------------------------

     Incomplete or illegible forms will be returned to you for resubmission. Please make copies of these forms and use the copies to submit your information. Maintain the original in your files for future use.


                                       1
                                   Exhibit E

                     FACILITY AND MERCHANDISE AUTHORIZATION
                                  (Please Type)



DISNEY LICENSEE/VENDOR NAME:              TELEPHONE NUMBER:

STREET ADDRESS:                           FAX NUMBER:


                                          CONTACT NAME, TITLE AND, IF AVAILABLE,
                                          E-MAIL ADDRESS


 -------------------------------------------------------------------------------
Manufacturing Facility} Name (Place       le. List All Other Names by Which the
Where Merchandise is Produced):           Manufacturing Facility is Known:


la. Manufacturing Facility Address:       1f. Is this Manufacturing Facility
                                          Owned by the Licensee or Vendor?
1b. Telephone Number:

                                            [ ] Yes    [ ] No
lc. Fax Number:

                                          1g. List All Authorized Merchandise
1d. Contact Name and Title:               Produced in this Facility (as listed
                                          on the License Agreement): Attach a
                                          separate sheet if necessary


 -------------------------------------------------------------------------------
2.  Disney Property, Brand or Logo        4. [ ] Shipper [ ] Importer of Record
(List all Produced in this Facility)      check one). Provide Name and Address:
                                          Only List if the Transporter of the
                                          Merchandise is other than Production
                                          Facility or Disney Licensee/Vendor.


----------------------------------------
3. Territory Where Merchandise May Be
Sold:

 -------------------------------------------------------------------------------

            Once signed on behalf of Disney Enterprises, Inc., this document may he presented to the Customs authority, in the country specified above as the territory where the Merchandise may be sold, at the port of entry, to confirm Disney's authorization of shipments of the Merchandise identified above. This Authorization shall expire on the first to occur of the following: (l) the passage of 3 years from the date set forth below, (2) the expiration or termination of the applicable agreement between Licensee/Vendor and Disney, or, (3) the termination of the Authorization by Disney.

    Very truly yours,

    DISNEY ENTERPRISES, INC.

    Contract Administration                        Date:_____________________






                                       2
                                   Exhibit E

                                    EXHIBIT F
                         Form of Subcontractor Agreement

Name and Address of Subcontractor:


Territory of Subcontractor:

Services:

Licensee:                Tiger Telematics. Inc. ("Tiger")
Expiration Date of Agreement:
(unless earlier terminated or extended)

Authorized Product(s):

BVG properties:     All scenes and characters  (together  with their  likenesses and names) and designs  (including  without limitation marks
                    and  logos),  and  all  art,  animation,   video  and  other
                    audiovisual material, sound, music and text (including without limitation fonts), owned or licensed by BVG which are depicted or used in the Authorized Product(s).

Ladies and Gentlemen:

In order to induce Buena Vista Games. Inc. ("BVG") to consent to the engagement by Tiger of the undersigned subcontractor ("Subcontractor") to provide the Services in connection with the manufacture, packaging or distribution of the Authorized Product, the Subcontractor signing below covenants and agrees that (except as may be authorized under a separate BVG Manufacturer's Agreement or license):

1. The Subcontractor will not manufacture the Authorized Product to the order of anyone but Tiger, will invoice only Tiger, will not ship to anyone other than Tiger or Tiger's designees and will not ship after the expiration date of the Agreement. In addition to any other remedies at law, which shall be cumulative, the Subcontractor agrees to pay BVG its gross revenues from any sales of Merchandise not authorized by or on behalf of BVG

2. The Subcontractor will not subcontract production of the Authorized product or components thereof without BVG's written consent and the subcontractor's execution of a Subcontractor's Agreement.

3. The Subcontractor will not (without BVG's written consent) manufacture merchandise utilizing any of the BVG properties listed above or any other properties the copyright or trademark to which is owned or licensed by BVG, other than the Authorized Product in accordance with this Agreement.

4. The Subcontractor will not publish or cause the publication of pictures of the Authorized Product in any publication or promotional material, nor advertise the fact that it is permitted to manufacture Authorized Product, nor use the name "Disney" or any variant thereof without BVG's prior written consent.

5. In manufacturing the Authorized Product, the Subcontractor will comply with all applicable local and national laws and regulations, treaties, voluntary industry standards, codes or other obligations (collectively, "Laws"), including but not limited to, applicable health and safety standards and labor laws for manufacturing operations. Specifically, the Subcontractor covenants that it will honor the terms of the Code of Conduct for Manufacturers as follows:

                                       1
                                   Exhibit F

        (a) The Subcontractor shall not use child labor in the manufacturing, packaging or distribution of BVG merchandise. The term "child" refers to a person younger than the local legal minimum age for employment or the age for completing compulsory education, but in no case shall any child younger than fifteen (15) years of age (or fourteen (14) years of age where local law allows) be employed in the manufacturing, packaging or distribution of BVG merchandise. The Subcontractor employing young persons who do not fall within the definition of "children" also shall comply with any Laws applicable to such persons.

        (b) The Subcontractor shall only employ persons whose presence is voluntary. The Subcontractor shall not use any forced or involuntary labor, whether prison, bonded, indentured or otherwise.

        (c) The Subcontractor shall treat each employee with dignity and respect, and shall not use corporal punishment, threats of violence, or other forms of physical, sexual, psychological or verbal harassment or abuse.

        (d) The Subcontractor shall not discriminate in hiring and employment practices, including salary, benefits, advancement, discipline, termination, or retirement, on the basis of race, religion, age, nationality, social or ethnic origin, sexual orientation, gender, political opinion or disability.

        (e) The Subcontractor recognizes that wages are essential to meeting employees' basic needs. The Subcontractor shall comply, at a minimum, with all applicable wage and hour Laws, including minimum wage, overtime, maximum hours, piece rates and other elements of compensation, and shall provide legally mandated benefits. If local Laws do not provide for overtime pay, the Subcontractor shall pay at least regular wages for overtime work. Except in extraordinary business circumstances, the Subcontractor shall not require employees to work more than the lesser of(1) 48 hours per week and 12 hours overtime or (2) the limits on regular and overtime hours allowed by local law, or, where local law does not limit the hours of work, the regular work week in such country plus 12 hours overtime. In addition, except in extraordinary business circumstances, employees will be entitled to at least one day off in every seven-day period. The Subcontractor agrees that, where local industry standards are higher than applicable legal requirements, it will meet the higher standards.

        (f) The Subcontractor shall provide employees with a safe and healthy workplace in compliance with all applicable Laws, ensuring, at a minimum, reasonable access to potable water and sanitary facilities, fire safety, and adequate lighting and ventilation. The Subcontractor also shall ensure that the same standards of health and safety are applied in any housing it provides for employees. The Subcontractor shall provide BVG with all information BVG may request about manufacturing, packaging and distribution facilities for the Products.

        (g)  The  Subcontractor   shall  respect  the  rights  of  employees  to
associate, organize and bargain collectively in a lawful and peaceful manner, without penalty or interference, in accordance with applicable Laws.

        (h) The Subcontractor shall comply with all applicable Laws, including those pertaining to the manufacture, pricing, sale and distribution of the Products.

        (i) The  Subcontractor  shall comply with all  applicable  environmental
Laws.

        (j) The Subcontractor agrees that BVG and its designated agents (including third parties) may engage in monitoring activities to confirm compliance with this Agreement, including unannounced on-site inspections of manufacturing, packaging and distribution facilities, and employer-provided housing, such inspections to include reviews of books and records relating to employment matters and private interviews with employees. The Subcontractor shall maintain on site all documentation necessary to demonstrate compliance with the Agreement.

                                       2
                                   Exhibit F

        (k) The Subcontractor shall take appropriate steps to ensure that the provisions of this Paragraph 5 are communicated to employees, including the prominent posting of a copy of BVG's Code of Conduct for Manufacturers in the local language and in a place readily accessible to employees at all times.

6. The term "Laws" as used in this Subcontractor Agreement means any and all applicable laws, rules, regulations, ordinances, voluntary industry standards, association laws, codes or other obligations pertaining to any of Subcontractor's activities in connection with the Agreement, including but not limited to, those applicable to the Authorized Product and the BVG Properties and the performance of the Services.

7. The Subcontractor shall not, and shall not permit or assist any other party to, manufacture, modify or adapt all or any part of the Authorized Product or otherwise make copies of all or part of the Authorized Product onto any media (whether for error correction or other purposes), except as may be expressly and clearly required in connection with the Services. The Subcontractor also agrees that it shall not and shall not permit or assist any other party to disassemble, decompile or reverse engineer all or any part of the Authorized product.

8. During the performance of the Services in connection with the Authorized Product Subcontractor shall not introduce any computer virus or any other similar harmful, malicious, or hidden program or data to the Authorized Product.

9. The Subcontractor will not, without BVG's prior written consent, provide the Services, or contract for the provision of services comparable to the Services, in connection with video games or other computer software utilizing any BVG Properties, any artwork based thereon and/or any trademark, trade name or logo owned or used by BVG, other than the Authorized Product.

10. The Subcontractor will neither cause nor allow any use not authorized by BVG or Tiger under the direction of BVG of any material containing or capable of displaying any BVG Properties.

11. The Subcontractor understands that it does not have or acquire, and shall not purport to have or acquire, any right to, interest in or title to the Authorized Product nor any BVG Properties nor any other copyright, trademark, trade name or logo or the names applied thereto embodied in the Authorized Product.

12. The Subcontractor acknowledges that the provisions of this agreement are necessary to protect BVG's intellectual property rights and, specifically, to conserve the goodwill and good name of its Products and the name "Disney", and therefore Subcontractor agrees that it will not and it will not allow or assist any other third party to, perform any act or omit from performing any act, that would result in the Authorized Product, any BVG Properties or the name "Disney" to become involved in matters that will or could detract from, or impugn, its public acceptance and popularity, or impair its legal status.

13.  From  time  to  time,  the  Subcontractor   will  permit  BVG's  authorized
representative to inspect its activities and premises, accounting books and invoices relevant to its manufacture and supply of Authorized Product.

14. Except and only to the extent specifically required in connection with its performance of the Services in connection with the Authorized Product, Subcontractor shall not acquire any right under this Agreement to use, and Subcontractor shall not use, and shall not, directly or indirectly, allow or assist any other party to use, (a) the name "Disney" (either alone, in conjunction with or as a part of any other word, name or phrase) or (b) any BVG Properties or any other fanciful character or design, any music or any intellectual property right of Disney Enterprises. Inc. (formerly known as The Walt Disney Company) or any of its related, affiliated or subsidiary companies
(i) in any advertising, publicity or promotion or other disclosure. (ii) in any in-house publication, (iii) to express or imply any endorsement of any product or service, or (iv) in any other manner or for any purpose whatsoever (whether or not similar to any of the foregoing).


                                       3
                                   Exhibit F

15. Subcontractor understands that it may, during the performance of the Services in connection with the Authorized Product, have access to and acquire knowledge from, material, data, systems and other information concerning the operation, business. Financial affairs, products, customers and intellectual property rights or other aspects of BVG or any of BVG's affiliated or related companies that may not be accessible or known to the general public (referred to herein as "Confidential Information"). Any Confidential Information acquired by Subcontractor shall not be used, published or divulged by Subcontractor to any other party in any manner whatsoever without the prior clear and express written approval of BVG, which approval BVG may withhold in its sole discretion. Subcontractor shall, and shall cause its employees, agents and every other party it employs in connection with the Services to, protect and safeguard the Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of the Confidential Information as Subcontractor uses to protect its own confidential or proprietary information of a like nature. In the event that Subcontractor is directed to disclose any portion of any Confidential
Information of BVG or any other materials proprietary to BVG, Subcontractor shall immediately notify BVG both orally and in writing. Subcontractor shall provide BVG with reasonable cooperation and assistance in obtaining a suitable protective order and in taking any other steps to preserve the confidentiality of the Confidential Information.

16. Upon expiration or termination of the Agreement, or upon notification by BVG or Tiger, the Subcontractor will (a) Immediately cease manufacturing the Authorized Product and deliver to BVG or its authorized representative that portion of any and all molds, plates, engravings or other devices used to reproduce the BVG Properties, or (b) provide BVG with satisfactory evidence that the BVG properties have been erased or eradicated and are no longer reproducible.

17. Nothing herein shall he constued as to require Subcontractor to Initiate any legal action against any unauthorized use of any materials containing or capable of displaying ally BVG Properties.

18. This agreement shall he deemed to he entered into in California and shall he governed and interpreted according to the laws of the State of California applicable to contracts made and to be fully performed in California. Any legal actions pertaining to this Agreement shall be commenced within the State of California and within either Los Angeles or Orange Counties and the
Subcontractor hereby consents to the jurisdiction of the appropriate court within the State of California. BVG may rely for any and all purposes on the Subcontractor's faxed signature on this MA, but faxing the MA does not excuse the Subcontractor from its obligation to return the original executed MA so that BVG may maintain the original executed MA in its files.

IN WITNESS WHEREOF, the duly authorized representatives of each of the parties hereto have executed this Subcontractor's Agreement as of the ______ day of ____________,_____.

TIGER TELEMATICS, INC.                   SUBCONTRACTOR:

By:___________________________________   By:____________________________________

Name:_________________________________   Name:__________________________________

Title:________________________________   Title:_________________________________


* SUBCONTRACTOR -- PLEASE ANSWER THESE TWO QUESTIONS:

1. Is your address correct on the first page of this Agreement? ____________

        If not, please write the correct address next to the address section.

2. What percentage of your facility capacity is dedicated to Disney Merchandise? _____________%

                                       4
                                   Exhibit F

                                    EXHIBIT G

                 Code of Conduct for Licensees and Manufacturers

At The Walt Disney Company. we are committed to:

     o a standard of excellance in every aspect of our business and in every corner of the world;
     o    ethical and responsible conduct in all of our operations;
     o    respect for the rights of all individuals; and
     o    respect for the environment.

We expect these same commitments to be shared by all Disney licensees and the manufacturers with which they work in the production of Disney merchandise. At a minimum, we require that all Disney licensees meet the following standards:


Conduct of
Manufacturing        Licensees that that engage directly in the manufacturing of
                     Disney merchandise will comply with all of the standards set forth in Disney's Code of Conduct for Manufacturers, a copy of which is attached.

                     Licensees will ensure that each manufacturer other than the licensee also enters into a written commitment with Disney to comply with the standards set forth in Disney's Code of Conduct for Mail Manufacturers.

                     Licensees will prohibit manufacturers from subcontracting the manufacturer of Disney merchandise or components thereof without Disney's express written consent, and only after the subcontractor has entered into a written commitment with Disney to comply with Disney's Code of Conduct for Manufacturers.

Monitoring and
Compliance           Licensees will take appropriate steps, in consultation with
                     Disney, to develop, implement and maintain procedures to evaluate and monitor manufacturers of Disney merchandise and ensure compliance with Disney's Code of Conduct for Manufacturers, including unannounced on-site inspections of manufacturing facilities and employer-provided housing;
                     review of books and records relating to employment matters;
                     and private interviews with employees.

                     Licensees will authorize Disney and its designated agents (including third parties) to engage in similar monitoring activities to confirm Licensees' compliance with this Code of Conduct Licensees will maintain on site all documentation that may be needed to demonstrate such compliance.



                                       1
                                   Exhibit G

                        Code of Conduct for Manufacturers

At The Walt Disney Company, we are committed to:

     o a standard of excellence in every aspect of our business and in every corner of the world:
     o    ethical and responsible conduct in all of our operations;
     o    respect for the rights of all individuals; and
     o    respect for the environment.

We expect these same commitments to be shared by all manufacturers of Disney merchandise. At a minimum, we require that all manufacturers of Disney merchandise meet the following standards:


Child Labor          Manufacturers will not use child labor.

                     The term "child" refers to a person younger than 15 (or 14 where local law allows) or, if higher, the local legal minimum age for employment or the age for completing compulsory education.

                     Manufacturers employing young persons who do not fall within the definition of "children" will also comply with any laws and regulations applicable to such persons.

Involuntary Labor    Manufacturers will not use any forced or involuntary labor, whether prison, bonded, indentured or otherwise.

Coercion and
Harassment           Manufacturers  will treat each  employee  with  dignity and respect, and will not use corporal punishment, threats of violence or other forms of physical, sexual, psychological or verbal harassment or abuse.

Nondiscrimination    Manufacturers   will  not   discriminate   in  hiring   and
                     employment    practices    including   salary,    benefits,
                     advancement, discipline, termination or retirement, on the basis of race, religion, age, nationality, social or ethnic origin, sexual orientation, gender, political opinion or disability.

Association          Manufacturers  will  respect  the  rights of  employees  to associate, oganize, and bargain collectively in a lawful and peaceful manner, without penalty or interference.

Health and Safety    Manufacturers  will  provide  employees  with  a  safe  and healthy workplace in compliance with all applicable laws and regulations, ensuring at a minimum, reasonable access to potable water and sanitary facilities, fire safety, and adequate lighting and ventilation.

                     Manufacturers will also ensure that the same standards of health and safety are applied in any housing that they provide for employees.

Compensation         We  expect   manufacturers  to  recognize  that  wages  are
                     essential to meeting employees' basic needs.  Manufacturers will,  at a minimum,  comply with all  applicable  wage and hour laws and  regulations,  including  those  relating  to minimum wages,  overtime,  maximum  hours,  piece rates and
                     other  elements  of   compensation,   and  provide  legally
                     mandated  benefits.  If  local  laws  do  not  provide  for overtime pay, manufacturers will pay at least regular wages
                     for  overtime   work  Except  in   extraordinary   business
                     circumstances, manufacturers will not


                                        2
                                    Exhibit G
                     require employees to work more than the lesser of (a) 48 hours per week and 12 hours overtime or (b) the limits on regular and overtime hours allowed by local law or, where local law does not limit the hours of work, the regular work week in such country plus 12 hours overtime. In addition, except in extraordinary business circumstances, employees will be entitled to at least one day off in every seven-day period.

                     Where local industry standards are higher than applicable legal requirements, we expect manufacturers to meet the higher standards.

Protection of the
    Environment      Manufacturers will comply with all applicable environmental laws and regulations.

Other Laws           Manufacturers  will  comply  with  all  applicable laws and regulations, including those pertaining to the manufacture, pricing, sale and distribution of merchandise.

                     All references to "applicable laws and regulations" in this Code of Conduct include local and national codes, rules and regulations as well as applicable treaties and voluntary industry standards.

Subcontracting       Manufacturers   will   not  use   subcontractors   for  the
                     manufacture of Disney merchandise or components thereof without Disney's express written consent, and only after the subcontractor has entered into a written commitment with Disney to comply with this Code of Conduct.

Monitoring and
   Compliance        Manufacturers  will  authorize  Disney  and its  designated agents (including third parties) to engage in monitoring activities to confirm compliance with this Code of Conduct, including unannounced on-site inspections of manufacturing facilities and employer-provided housing; reviews of books and records relating to employment matters; and private interviews with employees. Manufacturers will maintain on site all documentation that may be needed to demonstrate compliance with this Code of Conduct.

Publication          Manufacturers  will take  appropriate  steps to ensure that the provisions of this Code of Conduct are communicated to employees, including the prominent posting of a copy of this Code of Conduct, in the local language and in a place readily accessible to employees, at all times.



                                       3
                                   Exhibit G

                                    EXHIBIT H
                               TRANSFER FEE POLICY

As provided in Section 23 of the Agreement, it is BVG's policy to charge a transfer fee in connection with any permitted assignment of all or any portion of the Agreement or other "transfer," as that term is defined in such Section
23. The amount of the transfer fee is based on the circumstances of the particular assignment or transfer, taking into account such factors as:

     o the estimated value of the license being assigned or involved in the transfer
     o    the risk of business interruption
     o    the risk of loss of quality, production or control
     o the identity, reputation, creditworthiness, financial condition and business capabilities of the proposed assignee or entity involved in the transfer
     o    BVG's internal costs related to the assignment or

At a minimum, the transfer fee will be One Hundred Thousand Dollars ($100.000.00) and it could be higher, depending on the circumstances of the particular case. Neither Tiger nor any company involved with Tiger in an assignment or transfer situation should rely upon any express or implied verbal representations that are purported to be made on BVG's behalf as to the amount of any given transfer fee to be assessed. BVG's Finance Department will communicate the actual amount of the transfer fee calculated in each approved transaction.

In any prospective assignment or transfer situations, Tiger must inform the persons and/or companies with which they are dealing that no assignment or transfer may occur without BVG's prior written consent, to be granted or withheld in BVG's absolute discretion, and that any approved transaction will also entail a transfer fee. Tiger must give BVG at least 30 days prior written notice of any desired assignment or other transfer, together with any information and documentation necessary to evaluate the contemplated transaction. Tiger should not endanger the closing of its desired transaction(s) by failing to comply with these provisions of the Agreement.

If BVG consents to a proposed transaction subject to the payment of a transfer fee, and the transaction is concluded but Tiger fails to pay to BVG the full amount of the transfer fee within the designated time, or Tiger fails to obtain BVG's prior written consent to a proposed assignment or transfer and Tiger nevertheless closes the transaction, this Agreement shall automatically terminate and any Royalty shortfall(s) under the Agreement shall be immediately due and payable to BVG (in addition to any other rights or remedies which BVG may have under the Agreement, at law and/or in equity arising out of Tiger's such failure).

BVG's consent to any assignment or other transfer should in no way be understood to be a guarantee or promise by BVG of a grant of any future license(s), as those determinations will continue to be made on a contract by contract basis.




                                       1
                                   Exhibit H